UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

CONSTELLATION ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39945	98-1574835
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue 32nd Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

(646) 585-8975

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CSTA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSTA.W	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CSTA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments and Biographies

On February 28, 2023, Heiko Faass, Nicole Schepanek, and Bob Stefanowski were appointed as members of the board of directors of Constellation Acquisition Corp I (the “Company”), Heiko Faass as a Class II director, Nicole Schepanek as a Class II director, and Bob Stefanowski as a Class III director.

Heiko Faass is an experienced entrepreneur, advisor and private investor across Europe, United States and Latin America with over 20 years of vast experience in principal investing, turnaround and special situations, capital markets and corporate management. Since November 2014, Mr. Faass has served and continues to serve as Chief Executive Officer of Ferrer Faass & Co, LLC, a Corporate Advisory firm and Private Equity Fund Manager in the US Commonwealth of San Juan, Puerto Rico. In addition, since November 2015, Mr. Faass has been overseeing strategic management as Chief Executive Officer of Latin Media House, LLC, a leading Latino-publisher of print and online media in Spanish and English with a 50-year history. From 2008 to 2012, he served as Chief Executive Officer of a joint venture to develop a $400 million dollar health luxury resort overseeing all aspects from business planning, capital raising and development planning for a hotel complex, several hundred apartments and villas. Prior to that, from 2001-2005, Mr. Faass served as the co-founder and manager of a M&A Boutique Firm in Frankfurt, Germany, where he was responsible for deal generation and overseeing all operations. Mr. Faass has held Management and Partner positions across a series of industries, sizes and in Germany and the United States. He has been involved in the origination, review, structuring and execution of transactions from startups to restructuring cases to large real estate and real estate developments with a special focus on technology, manufacturing, commercial real estate and real estate development. Mr. Faass is a Member of the CFA Institute and the CFA Society of Miami and is fluent in German, English and Spanish.

We believe that Mr. Faass is well qualified to serve on our board due to his extensive experience as founder and executive of a series of companies and his experience in private equity and real estate transactions.

Nicole Schepanek has a long history in management positions and in supervisory roles for companies. Since 2021, Ms. Schepanek has been the managing partner and co-founder of Aureus Capital, an active private equity investor with a focus on B2B financial services companies with a tech angle and a corporate finance advisor for fast-growing companies, especially in the financial services sector, housed in the Berlin, Germany office in Schönefeld. From 2018 to 2021, Ms. Schepanek was managing director and partner in the New York City, USA office of the Boston Consulting Group. In this role, Ms. Schepanek focused on strategic finance, risk, and capital management, as well as strategy, (digital) innovation, and strategic M&A topics of Tier I insurance and banking groups. Prior to this, Ms. Schepanek established Aureus Advisory in 2010, a consulting boutique that provided both traditional consulting and digital advisory support, which she ran until 2018. The Tier I insurance and banking groups that Aureus Advisory supported spanned clients located in France, Germany, Italy, Switzerland, United Kingdom, and the United States. From 2008 to 2010, Ms. Schepanek was the Head of Financial Institutions and Compliance for SPQR Capital, a Private Equity Investor in London, the United Kingdom. Similarly, she was the Vice President of EMEA Financial Institutions Groups, Bank of America in London, the United Kingdom from 2007 to 2008. Prior to that, Ms. Schepanek was as Principal part of the Risk Management & Insurance team at Oliver Wyman, working in both the Global Insurance Leadership and Global Risk Management teams, from 2005 to 2007 and as part of the Financial Services group from 1998 to 2003. Between Ms. Schepanek’s time at Oliver Wyman, Ms. Schepanek spent a year with McKinsey & Company in its Risk Management and Insurance group. Ms. Schepanek is currently a member of AlphaQs Supervisory Board, is the Chair of the Development Board at Autistica – a leading UK-based autism medical research charity –, and the audit committee chair for Swiss Insurtech Hub. Ms. Schepanek received her Corporate Governance Certificate in 2022 from INSEAD Int. Directors Program. Prior to that, Ms. Schepanek studied for and received her Masters in Mathematics with minors in economics and statistics in 1998.

We believe that Ms. Schepanek is well qualified to serve on our board due to her extensive experience as a managing director, work with global Tier I insurance and banking groups, and knowledge of private equity transactions.

Bob Stefanowski has 30 years of experience in finance, business turnarounds, strategy, board governance and regulatory compliance. Mr. Stefanowski is a former Certified Public Accountant, Certified Financial Analyst and Certified Fraud Examiner. Mr. Stefanowski’s senior roles included Chief Financial Officer of the Investment Banking Division of UBS and an Officer of the General Electric Company. Mr. Stefanowski was previously the President and Chief Executive Officer of DFC Global, a Consumer Lender owned by Lone Star Private Equity. Prior to that, he was the Chief Financial Officer of UBS’s Investment Bank headquartered in London , UK.. Mr. Stefanowski previously ran the US Operations of 3i Private Equity, a UK FTSE company. Mr. Stefanowski came to 3i from General Electric where he served as CEO of GE Corporate Finance Europe. Mr. Stefanowski was appointed a Company Officer by the GE Board of Directors in April 2006, becoming one of the top leaders in a company with 300,000 employees. He was Chairman of the Board of Directors of GE Heller Bank AG (Mainz, Germany), GE Corporate Finance Bank (London, UK) GE Business Finance (Milan, Italy), GE Artesia Bank NV (Amsterdam, Netherlands) and a Board Member of GE Facto France (Paris, France) and BPH Bank (Warsaw, Poland). Mr. Stefanowski also held various M&A, Finance and Sales roles in his 14-year career with GE. Previously, he was a senior accountant with Price Waterhouse Coopers in Hartford, CT, a Litigation Consultant in Los Angeles, California and Managing Director of M&A for Brink’s Incorporated. Mr. Stefanowski earned a BS in Accounting from Fairfield University and an MBA from Cornell University. Mr. Stefanowski has authored two books “Making M&A Deals Happen” published in February 2007 and “Material Adverse Change” published in September 2017.

We believe that Mr. Stefanowski is well qualified to serve on our board due to his extensive experience in board governance, finance, and successful management of business shifts.

Director Independence

Mr. Faass, Ms. Schepanek, and Mr. Stefanowski will not be compensated by the Company for their services as a director. In addition, the board of directors of the Company has affirmatively determined that Mr. Faass, Ms. Schepanek, and Mr. Stefanowski meet the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Committee Appointments

The Company already has an audit committee, compensation committee, and nomination committee. Each of these committees is required to be comprised entirely of independent directors and acts under written charters, which more specifically sets forth their responsibilities and duties, as well as requirements for each committee’s composition and meetings. The charter of each of the committees is available on the Company’s website at constellationacquisition.com.

Each of the audit committee, compensation committee, and nomination committee, currently consists of the following members:

●	Audit Committee: Mr. Faass, Ms. Schepanek, and Mr Stefanowski as members, with Mr. Stefanowski as its chairperson.

●	Compensation Committee: Mr. Faass, Ms. Schepanek, and Mr Stefanowski as members, with Mr. Faass as its chairperson.

●	Nomination Committee: Mr. Faass, Ms. Schepanek, and Mr Stefanowski as members, with Ms. Schepanek as its chairperson.

Agreements

In connection with their appointments as directors of the Company, each of Mr. Faass, Ms. Schepanek, and Mr. Stefanowski have recently entered into a standard form of indemnity agreement and a joinder agreement to the letter agreement, dated January 26, 2021, as amended on January 30, 2023, by and among the Company, its officers and directors and GmbH & Co. KG (the “Letter Agreement”) to be bound by the same provisions applicable to Insiders (as such term is defined in the Letter Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2023

CONSTELLATION ACQUISITION CORP I

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer

3